AGREEMENT FOR THE PURCHASE OF
ASSETS

between

MGT CAPITAL INVESTMENTS, INC

and

MGT INVESTMENTS LIMITED

and

RIVERA CAPITAL MANAGEMENT LIMITED

PRIVATE & CONFIDENTIAL	Page 1 of 8	03/31/2010

AGREEMENT FOR THE PURCHASE OF ASSETS

THIS AGREEMENT, is made this 31st day of March, 2010 (“The Effective Date”), by and between MGT Capital Investments, Inc (“MGTCI”) a company incorporated in the state of Delaware, USA and MGT Investments Limited (“MGTI”), a company incorporated in Gibraltar, collectively known as (“Sellers”) and Rivera Capital Investments Limited, of 19 Main Street, PO BOX 3099, Road Town, Tortola, British Virgin Islands (“Buyer”), together “the Parties”, for the purpose of setting forth the terms and conditions upon which the Sellers sell to the Buyer certain assets as are defined below (the “Assets”).

Background

(i)	MGT Investments Limited is a wholly owned subsidiary of the MGT Capital Investments, Inc.

In consideration of the mutual promises, covenants and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

1.	SCHEDULE AND SALE OF ASSETS

1.1.	The following securities collectively make up the Assets:

1.1.1.
Medicexchange Limited (MDX Ltd). Subject to the terms and conditions of this Agreement, MGTCI agrees to sell, and Buyer agrees to purchase, 22,500,000 (twenty two million five hundred thousand) ordinary shares of Medicexchange Limited (the “MDX Ltd Stock”). Representing 73.l% of the total issued share capital of MDX Limited and MGTCI’s entire holding in MDX Ltd.

1.1.2.
Medicexchange, Inc (MDX Inc). Subject to the terms and conditions of this Agreement, MGTCI agrees to sell, and Buyer agrees to purchase, 1,350 (one thousand three hundred and fifty) ordinary shares of Medicexchange, Inc (the “MDX Inc Stock”). Representing 90% of the total issued share capital of Medicexchange, Inc and MGTCI’s entire holding in MDX lnc.

1.1.3.
HIP Cricket, Inc (HIP). Subject to the terms and conditions of this Agreement, MGTI agrees to sell, and Buyer agrees to purchase, 370,037 (three hundred and seventy thousand and thirty seven) ordinary shares of HIP Cricket, Inc (the “HIP Stock”). Representing approximately l.3% of total issued share capital and the Company’s entire holding in Hip Cricket Inc.

1.1.4.
Eurindia Limited (Eurindia). Subject to the terms and conditions of this Agreement, MGTCI agrees to sell, and Buyer agrees to purchase, 588,236 (five hundred and eighty eight thousand two hundred and thirty six) ordinary shares of Eurindia Limited (the “Eurindia Stock”). Representing approximately 6% of total issued share capital and the Company’s entire holding in Eurindia Limited.

PRIVATE & CONFIDENTIAL	Page 2 of 8	03/31/2010

1.1.5.
XShares Group Inc (XSG). Subject to the terms and conditions of this Agreement, MGTI agrees to sell, and Buyer agrees to purchase, 10,000,000 (ten million) series A preferred shares of XShares Group Inc (the “XSG Stock”). Representing approximately 6% of total issued share capital and the Company’s entire holding in XShares Group Inc.

AND Subject to the terms and conditions of this Agreement, MGTCI agrees to sell, and Buyer agrees to purchase, the two second amended convertible promissory notes, dated February 5, 2010, with the principal amount of US $2.1 Million plus accrued interest of US $110,098 (the “XSG Notes”).

1.2.
Consideration. The Assets will be purchased from the Sellers for a total consideration of £750,000 (seven hundred and fifty thousand ponds sterling) (the “Purchase Price”), based on valuation agreed between both parties, scheduled in Addendum A.

1.3.	Payment. On signing this Agreement, Buyer will pay to MGTCI the Purchase Price as set out in paragraph 1.2 (above) and in accordance to the payment schedule in Addendum B.

2.	REPRESENTATION AND WARRANTIES OF SELLERS

2.1.
The Sellers warrant and represent to the Buyer that each of the warranties set out in this sub-clauses 2.1.1 to 2.1.6 (“Warranties”) are true and accurate in all material respects as at the Effective Date

2.1.1.
Corporate Authority. Sellers have the right to enter into this Agreement, as corporations duly organized, validly existing, and in good standing under the laws of their respective jurisdictions and have the power and authority, corporate and otherwise, to execute and deliver this Agreement and to perform its obligations hereunder, and have by all necessary corporate action duly and validly authorized the execution and delivery of this Agreement and the performance of its obligations hereunder.

2.1.2.	Seller has good clean and clear title to the Assets and the shares comprised in the Assets are fully paid. The Assets are freely transferable and not subject to any lien or call or other security.

2.1.3.
No Conflicts. The execution, delivery and performance by Sellers of this Agreement and each other agreement, document, or instrument now or hereafter executed and delivered pursuant thereto or in connection herewith will not:

2.1.4.
Conflict with or violate the articles of incorporation or by-laws of Sellers or any provision of any law, rule, regulation, authorization or judgment of any governmental authority having applicability to Sellers or its actions, as set by their respective legal jurisdictions;

2.1.5.
Conflict with or result in any breach of, or constitute a default under, any note, security agreement, commitment, contract or other agreement, instrument or undertaking to which Sellers are a party or by which any of its property is bound;

PRIVATE & CONFIDENTIAL	Page 3 of 8	03/31/2010

2.1.6.	Simultaneous to entering into this Agreement, MGTC has assigned certain intercompany loans owed to it (together the “Loans”) to the Buyer, namely:

2.1.6.1.	An intercompany loan between MGTCI (as lender) and MDX Ltd (as borrower), totalling £2,406,408.18 sterling; and
2.1.6.2.	An intercompany loan between MGTCI (as lender) and MDX Inc (as borrower), totalling US$559,772.85.

3.	LIMITATIONS ON CLAIMS

3.1.	The liability of the Seller for all Claims when taken together shall not exceed the Purchase Price. For the purposes of this Agreement, “Claim” means a claim for breach of any of the Warranties

4.	WARRANTIES OF BUYER

4.1.	Authority. Buyer has the right to enter this Agreement, has the power and authority, to execute and deliver this Agreement and to perform its obligations hereunder.

4.2.
No Conflicts. The execution, delivery and performance by Buyer of this Agreement and each other agreement, document, or instrument now or hereafter executed and delivered pursuant thereto or in connection herewith will not:

4.2.1.	Conflict with or violate any provision of any law, rule, regulation, authorization or judgment of any governmental authority having applicability to Buyer or its actions; or

4.2.2.
Conflict with or result in any breach of, or constitute a default under, any note, security agreement, commitment, contract or other agreement, instrument or undertaking to which Buyer is a party or by which any of its property is bound.

5.	CLOSING COVENANTS

5.1.	The Closing of this transaction will occur upon the signing of the Agreement.

6.	POST CLOSING COVENANTS

6.1.	The following documents and/or consideration described below are to be delivered by both Parties within 30 days from the Effective Date:

6.2.	By Sellers:

6.2.1.	Resolutions from the board of MGTCI confirming their approval to the sale of Assets in accordance with clause 2.1.1

6.2.2.
Certificates for the MDX Ltd Stock, MDX Inc Stock, HIP Stock, Eurindia Stock and XSG Stock issued in the Buyer’s name; or stock transfer forms duly endorsed with the signature of the relevant Sellers for the said shares to be issued to the Buyer.

PRIVATE & CONFIDENTIAL	Page 4 of 8	03/31/2010

6.2.3.
A Board of Directors resolution of Medicexchange Limited and Medicexchange, Inc accepting the resignation of MGT Capital Investments Limited as a Director of both companies as at the Effective Date and filed with the relevant authorities, if applicable.

6.2.4.	Delivery of statutory and company secretarial documentation for MDX Ltd and MDX Inc.

7.	MISCELLANEOUS

7.1.
Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

7.2.
No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

7.3.
Nonwaiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and

7.3.1.
The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions;

7.3.2.
The acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

7.4.	Time of Essence. Time is of the essence for each and every provision hereof.

7.5.	Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

7.6.
Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

PRIVATE & CONFIDENTIAL	Page 5 of 8	03/31/2010

7.7.
Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if prepaid, and properly addressed to the parties to this Agreement at the addresses set out in this Agreement.

7.8.	Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

7.9.
Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it shall be true and correct as of the closing and shall survive the closing of this Agreement.

7.10.
Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

8.
Governing Law. - This agreement shall be governed and construed in accordance to English law and the parties hereto submit to the exclusive jurisdiction of the English courts in connection with any dispute related to or connected with this Agreement.

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PRIVATE & CONFIDENTIAL	Page 6 of 8	03/31/2010

AGREED AND ACCEPTED as of the date first above written.

Signed for and on behalf of MGT CAPITAL INVESTMENTS, INC (MGTCI).

/s/ TIM PATERSON-BROWN
TIM PATERSON-BROWN, CHAIRMAN & CHIEF EXECUTIVE OFFICER

Witnessed:

Signed for and on behalf of MGT INVESTMENTS LIMITED (MGTI).

/s/ TIM PATERSON-BROWN
TIM PATERSON-BROWN, DIRECTOR

Witnessed:

Signed for and on behalf of RIVERA CAPITAL INVESTMENTS LIMITED (Buyer).

/s/ MR MATTHEW STOKES
MR MATTHEW STOKES

Witnessed:

PRIVATE & CONFIDENTIAL	Page 7 of 8	03/31/2010

ADDENDUM A
AGREED VALUATIONS

Asset	Amount (£,)	Amount ($)*

Medicexchange Limited	£500	$757.50

Medicexchange Inc	£500	$757.50

Hipcricket, inc	£135,516	$205,306

Eurindia Limited	£500	$757.50

XShares (equity)	£500	$757.50

XShares (debt)	£612,484	$927,913

TOTAL	£750,000	$1,136,250

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PRIVATE & CONFIDENTIAL	Page 8 of 8	03/31/2010